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                                                                    EXHIBIT 99.1


PRESS RELEASE                                    FOR IMMEDIATE RELEASE
                                                 Contact:
                                                   Robert W. White,
                                                   CHAIRMAN, PRESIDENT AND CEO
                                                     or
                                                   Jack Sandoski,
                                                   SENIOR VICE PRESIDENT AND CFO
                                                   (215) 886-8280


ABINGTON BANK RECOGNIZED AS ONE OF "THE TOP 200 COMMUNITY BANKS"

Jenkintown, PA (August 4, 2006) - Abington Community Bancorp, Inc. (the "Company") (Nasdaq: ABBC), the "mid-tier" holding company for Abington Bank (the "Bank"), announced today that it has been recognized in U.S. BANKER's annual performance ranking of the top 200 publicly traded community banks based on three-year average return on equity.

Mr. Robert W. White, Chairman, President and CEO of the Company, stated, "We are proud to be recognized as one of the top performing community banks in the country. This recognition reflects our dedication to the customers and communities we serve and the shareholders we represent. It is with their support that we will continue to grow and succeed over the long-term."

The Company's growth was also recognized when it was added to the Russell 3000 Index at the beginning of July as part of the index's annual reconstitution. The Russell 3000 Index represents the 3,000 U.S. public companies with the highest market capitalization. Membership in Russell's U.S. equity indexes was determined by market capitalization as of May 31, 2006.

Abington Community Bancorp, Inc. is the "mid-tier" holding company for Abington Bank. Abington Bank is a Pennsylvania-chartered, FDIC-insured savings bank which was originally organized in 1867. Abington Bank conducts business from its headquarters and main office in Jenkintown, Pennsylvania as well as eight additional full service branch offices and four limited service banking offices located in Montgomery and Bucks Counties, Pennsylvania. As of June 30, 2006, Abington Community Bancorp had $894.3 million in total assets, $542.0 million in deposits and $110.4 million in stockholders' equity.

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS ABOUT THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND EARNINGS OUTLOOK FOR ABINGTON COMMUNITY BANCORP, INC. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." FORWARD-LOOKING
STATEMENTS, BY THEIR NATURE, ARE SUBJECT TO RISKS AND UNCERTAINTIES. A NUMBER OF FACTORS - MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL - COULD CAUSE ACTUAL CONDITIONS, EVENTS OR RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY'S REPORTS FILED FROM TIME-TO-TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, DESCRIBE SOME OF THESE FACTORS, INCLUDING GENERAL ECONOMIC


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                                                                    Exhibit 99.1


CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, THE COST OF FUNDS, CHANGES IN CREDIT QUALITY AND INTEREST RATE RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS AND OPERATIONS. OTHER FACTORS DESCRIBED INCLUDE CHANGES IN OUR LOAN PORTFOLIO, CHANGES IN COMPETITION, FISCAL AND MONETARY POLICIES AND LEGISLATION AND REGULATORY CHANGES. INVESTORS ARE ENCOURAGED TO ACCESS THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FINANCIAL AND BUSINESS INFORMATION REGARDING THE COMPANY AT WWW.ABINGTONBANK.COM UNDER THE INVESTOR RELATIONS MENU. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.